FOR IMMEDIATE RELEASE	Monday, February 28, 2022

TEGNA Inc. Reports Fourth Quarter and Full-Year 2021 Results

As previously announced, TEGNA to be acquired by Standard General for $24.00 per share, subject to approval by TEGNA shareholders, regulatory approvals, and other customary closing conditions

Achieved another record for full-year total company revenue in 2021 despite the absence of $385 million of incremental political revenue in 2020; achieved record subscription and AMS revenues for the full-year 2021, and record AMS revenue in the fourth quarter of 2021

Company met or exceeded full-year 2021 guidance for all key financial metrics

Significantly advanced Diversity, Equity & Inclusion (“DE&I”) goals; conducted diversity and inclusion content audits across all 49 newsrooms; and completed greenhouse gas (“GHG”) emissions inventories across our direct operations (scopes 1 and 2), and indirect value chain (scope 3) in 2021

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full-year ended December 31, 2021.

FOURTH QUARTER FINANCIAL HIGHLIGHTS:

•Total company revenue was $775 million, down 17 percent year-over-year and in line with the guidance of down mid-to-high teens percent provided on November 4, 2021.
–Total company revenue was disproportionately impacted by the absence of $238 million incremental political revenue reported in the fourth quarter of 2020, partially offset by growth in AMS revenue and subscription revenue.
–Total company revenue was up 12 percent from the fourth quarter of 2019, driven by growth in subscription revenue and record AMS revenue in the fourth quarter of 2021.

•Subscription revenue of $336 million was up seven percent year-over-year due to rate increases, partially offset by subscriber declines as well as the interruption of service with DISH, which was resolved on February 4, 2022.
–Subscriber trends through November improved relative to year-end 2020, with the pace of year-over-year change improving by approximately 200 basis points.
–TEGNA renewed comprehensive retransmission consent agreements representing approximately 30 percent of our subscribers since our third quarter earnings release on November 4, 2021.

•AMS revenue was a record $400 million, up 14 percent year-over-year, demonstrating significant broad-based strength across advertising categories.
–Compared to 2019, fourth quarter AMS revenue was up seven percent, despite ongoing weakness in the auto category due to supply chain issues.

•TEGNA achieved net income of $129 million in the fourth quarter on a GAAP basis, or $128 million on a non-GAAP basis.

•Total company Adjusted EBITDA was $245 million, representing a decrease of 43 percent compared with fourth quarter 2020 due to the absence of record high-margin political revenue reported in the fourth quarter of 2020.
–Adjusted EBITDA was up seven percent from the fourth quarter of 2019, reflecting growth in subscription and AMS revenues and execution of thoughtful expense management.

•GAAP and non-GAAP earnings per diluted share were $0.58 and $0.57, respectively, in the fourth quarter.

•Free cash flow for the fourth quarter was $189 million, driven by continued growth in subscription and AMS revenues.
–For the trailing two-year period ended December 31, 2021, free cash flow as a percentage of revenue was 22.2 percent, exceeding the high-end of the guidance range of 21.5 to 22.0 percent reaffirmed on November 4, 2021.

•The Company ended the year with total debt of $3.3 billion and net leverage of 3.24x.
–TEGNA achieved the previously provided year-end target of low 3x net leverage in the third quarter of 2021, one quarter earlier than planned.
–TEGNA completed the redemption of $137 million stub debt and refinanced with revolver borrowings.

FULL-YEAR FINANCIAL HIGHLIGHTS:

•Total company revenue was a record $3.0 billion, up two percent year-over-year, driven by record subscription and AMS revenues more than offsetting the absence of $385 million of incremental political revenue achieved in 2020.
–Total company revenue on a two-year basis was up 30 percent driven by growth in subscription and AMS revenues, as well as a partial year impact of acquisitions1.

•Record subscription revenue of $1.5 billion was up 14 percent year-over-year due to rate increases, partially offset by subscriber declines and the interruption of service with DISH. The increase would have been up mid-teens but for the interruption in service with DISH.

•AMS revenue was a record $1.4 billion, up 22 percent year-over-year.
–AMS revenue was up five percent on a two-year pro forma basis2.

•Premion continued to grow during the year, achieving more than 40 percent growth in 2021 relative to 2020 despite the absence of political revenue and the ongoing weakness in the auto category due to supply chain issues.

•TEGNA achieved GAAP and non-GAAP net income of $477 million.

[1] Throughout earnings release, “acquisitions” refers to (1) the Nexstar/Tribune acquisitions (completed September 19, 2019); (2) the Dispatch acquisitions (completed August 8, 2019); and (3) the acquisition of 85% of multicast networks not owned from Cooper Media

[2] Throughout earnings release, “pro forma” reflects 2019 acquisitions as if they had been completed on January 1, 2019

•Total company Adjusted EBITDA was $948 million, down seven percent year-over-year due to the absence of record high-margin political revenue reported in 2020.
–2021 Adjusted EBITDA was a record for an odd-year, and up 34 percent on a two-year basis.

•GAAP earnings per diluted share were $2.14 and non-GAAP earnings per diluted share were $2.15.

TRANSACTION ANNOUNCEMENT

On February 22, 2022, TEGNA Inc. and Standard General L.P. announced3 that TEGNA and an affiliate of Standard General have entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate for $24.00 per share in cash. The closing of the transaction, which is expected to occur in the second half of 2022, is subject to stockholder and regulatory approvals, and other customary closing conditions.

Following the close of the transaction, TEGNA stations in Austin (KVUE), Dallas (WFAA and KMPX) and Houston (KHOU and KTBU) are expected to be acquired by Cox Media Group (“CMG”) from Standard General. Also after closing, Premion is expected to operate as a standalone business majority owned by Cox Media Group and Standard General.

Upon completion of the transaction, TEGNA will become a private company and its shares will no longer be traded on the New York Stock Exchange.

CEO COMMENT

“Following a thorough review of acquisition proposals, TEGNA’s standalone prospects, and other strategic alternatives, our Board unanimously concluded that Standard General’s offer maximizes value for our shareholders,” said Dave Lougee, president and chief executive officer. “This transaction is the next step in TEGNA’s evolution and I am confident in the Company’s bright future, building on our exceptional execution, and performance to date. I would like to commend the dedication of my TEGNA colleagues throughout the year in fulfilling our purpose of serving the greater good. Their commitment to exceptional journalism, diversity, equity, and inclusion and serving our customers helped make a positive impact in our communities.

“TEGNA’s performance achievements in 2021 are a testament to our operational excellence, value of our local station brands and powerful advertising platforms. We generated nearly $950 million of Adjusted EBITDA in full-year 2021, an odd (non-political) year record, and within seven percent of our 2020 record which included $385 million of incremental high-margin 2020 political revenue. TEGNA also achieved record total company, subscription, and advertising and marketing services revenues in 2021, and met or exceeded all key full-year financial guidance metrics.

“Our 2021 ESG Report4 outlines our recent achievements and commitments across our DE&I and ESG focus areas. We are currently progressing at or above the rate of change needed to achieve our stated 2025 DE&I goals, with double-digit growth in Black, Indigenous and People of Color representation in content teams, content leadership and company leadership during 2021. TEGNA delivered on our environmental objectives in 2021, including conducting greenhouse gas (GHG) emissions inventories across scopes 1 and 2 (direct operations), and scope 3 (indirect value chain) to inform our long-term environmental goals and action plans.

[3] https://www.tegna.com/tegna-to-be-acquired-by-standard-general-for-24-00-per-share/
[4] https://www.tegna.com/social-responsibility/

“Additionally, our colleagues continued to give back to their communities during the year. We approved more than 3,100 employee matching gifts through our two-for-one match program, which was recently extended through the end of 2022. More than 1,700 nonprofits were reached and employee donations combined with TEGNA Foundation matches totaled more than $2.2 million, which are both new highs for the program. During the year, we continued to invest in and support our workforce through engagement, talent development, and employee well-being programs, including the introduction of enhanced mental health resources.”

OVERVIEW OF FOURTH QUARTER RESULTS

Total company revenue was down 17 percent in the quarter year-over-year, driven by the absence of incremental political revenue of $238 million in 2020, partially offset by growth in AMS and subscription revenues.

Subscription revenue grew seven percent year-over-year as a result of rate increases, partially offset by subscriber declines and the interruption of service with DISH, which was resolved on February 4, 2022.

AMS revenue increased 14 percent driven by strong growth in nearly every advertising category with the exception of automotive, which continues to be impacted by supply chain disruptions.

GAAP operating expenses were $565 million, up four percent year-over-year, and non-GAAP operating expenses were $561 million, up three percent year-over-year. Expenses less programming costs increased two percent above 2020 on a non-GAAP basis, predominantly driven by investments in growth initiatives such as Premion.

GAAP and non-GAAP operating income totaled $209 million and $213 million, respectively. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $245 million in the quarter and Adjusted EBITDA margin equaled 31.7 percent.

Interest expense in the quarter decreased to $46 million compared to $50 million in the fourth quarter of 2020 due to lower average debt. Total cash at the end of the quarter was $57 million and unused capacity under TEGNA’s revolving credit facility was more than $1.3 billion.

OVERVIEW OF FULL-YEAR RESULTS

Total company revenue was a record for the full-year totaling $3.0 billion, up two percent year-over-year driven by record subscription and AMS revenues offsetting the absence of $385 million of incremental political revenue achieved in 2020. On a GAAP and non-GAAP basis, operating expenses for 2021 were $2.2 billion, an increase of six percent compared to 2020 driven by growth in programming fees and Premion expenses. On a non-GAAP basis, corporate expenses totaled $48 million. GAAP and non-GAAP operating income in 2021 totaled $802 million and $820 million, respectively. Adjusted EBITDA was $948 million in 2021 compared to $1.0 billion in 2020. Adjusted EBITDA excluding corporate expenses was $1.0 billion, resulting in a margin of 33.3 percent

RECENT ESG, STRATEGIC, CONTENT AND PROGRAMMING UPDATES

•2021 ESG Report – Today, we published our comprehensive 2021 ESG Report and 2021 SASB Disclosure for the Media & Entertainment industry standard, which outlines the steps we have taken to live our purpose of serving the greater good of our local communities. Both the report and SASB disclosure are available to download on the Social Responsibility section of our website: TEGNA.com/social-responsibility. The report includes an update on Diversity, Equity & Inclusion and outlines the progress we have made ahead of schedule on achieving our 2025 DE&I goals. We enhanced our Environment section to describe TEGNA’s focus on being responsible stewards of our resources. The report provides an update on corporate and employee giving and the work of our stations to help make the communities we serve better places to live and work. Finally, we provide an overview of how we are serving our people with professional development opportunities and mental health and wellness resources.

•Completed Diversity and Inclusivity Content Audits – TEGNA recently completed diversity and inclusion content audits across all 49 newsrooms as part of our Inclusive Journalism program. We conducted these audits in partnership with an independent research firm, which reviewed stations’ diversity of broadcast, digital, and marketing content compared to their markets to measure the degree to which stories were inclusive of people and communities of color and provided us with actionable feedback.

•TEGNA Honored for Leadership in Board Gender Parity – The Women’s Forum of New York honored TEGNA for achieving 42 percent female representation on its board of directors, recognizing the Board’s effort to ensure our directorship reflects the diversity of the communities we serve. (Press release5)

•TEGNA Stations Debut “A Different Cry” Investigation into Rising Suicide Rates Among Black Youth in America – In January, TEGNA premiered a three-part investigation into the rising suicide rates among Black youth in America and how poor records and data obscure this crisis. “A Different Cry” aired on TEGNA stations’ Fire TV and Roku apps and all stations’ websites. (Press release6)

•TEGNA Foundation Continues to Support our Communities and DE&I Through Local Grants – The TEGNA Foundation, in partnership with local stations, announced 234 community grants in the fourth quarter in support of our purpose of serving the greater good of our communities. Grants support a variety of local causes, including providing shelter and support for those experiencing homelessness and food insecurity as well as education programs for at-risk youth. Four special grants were made for programs supporting and promoting diversity, equity, and inclusion and local journalism. (Press release7)

[5] https://www.tegna.com/tegna-honored-by-the-womens-forum-of-new-york-for-leadership-in-board-gender-parity/
[6] https://www.tegna.com/tegna-stations-to-debut-a-different-cry-investigation-into-rising-suicide-rates-among-black-youth-in-america/
[7] https://www.tegna.com/tegna-foundation-awards-grants-to-address-critical-community-needs/

•TEGNA Honored with 2022 Alfred I. duPont-Columbia University Awards and 2021 Salute to Excellence Awards from The National Association of Black Journalists (NABJ) – KARE (Minneapolis) and KXTV (Sacramento) were two of only four local television stations to win prestigious 2022 duPont-Columbia Awards. TEGNA stations WUSA (District of Columbia) and WVEC (Norfolk) were honored with NABJ Salute to Excellence awards, which recognizes journalism that best covers the Black experience or addresses issues affecting the worldwide Black community. (Press release8)

•TEGNA Names a Best Place to Work for LGBTQ Equality for Sixth Consecutive Year – TEGNA received a perfect score on the 2022 Corporate Equality Index (CEI). The 2022 CEI evaluates LGBTQ-related policies and practices including non-discrimination workplace protections, domestic partner benefits, transgender-inclusive healthcare benefits, competency programs and public engagement with the LGBTQ community. (Press release9)

•Locked On Podcast Network Grows Audience and Sports Coverage – One year after its acquisition, Locked On Podcast Network achieved 48 percent growth in audio and video audience year-over-year. In 2021, Locked On continued adding to its show lineup, including approximately 10 new podcasts covering major college football and basketball programs and finished the year with 118 active channels on YouTube, increasing its sports coverage. Locked On's Live NBA Draft show from WFAA’s studios in Dallas attracted its largest live streaming audience to date for a single event, and the network delivered a week of special coverage at Super Bowl LVI. Additionally, Locked On has established regular collaborations with TEGNA local stations, including featuring station sports reporters in podcasts, podcast hosts contributing to local sports coverage, roundtable discussions, digital content for stations’ websites, and extended interviews featured on Locked On podcasts. (Press release10)

•VERIFY Continues to Connect with Customers Through Marketing Campaign – With a strong editorial platform and operation in place for VERIFY11, TEGNA’s national fact-checking brand dedicated to combating misinformation, the Company is growing awareness and engagement with a high-impact out of home (OOH) and targeted streaming and digital marketing campaign. During the quarter, VERIFY was present on digital billboards in New York City’s Times Square and in digital OOH in transit systems, airports, shopping centers and more. VERIFY’s OOH campaign is also accompanied by promotion on key digital and streaming platforms, such as YouTube, Roku and targeted digital inventory.

•TEGNA Stations Named Top Trusted Local News – Newsguard named three of TEGNA station websites to the top 10 trusted local news sites, including WXIA/11Alive in Atlanta as the number one site.

[8] https://www.tegna.com/tegna-stations-kare-and-kxtv-win-prestigious-2022-alfred-i-dupont-columbia-university-awards/
[9] https://www.tegna.com/tegna-earns-perfect-score-for-lgbtq-workplace-equality-for-sixth-consecutive-year-in-human-rights-campaign-foundations-2022-corporate-equality-index/
[10] https://www.tegna.com/tegnas-locked-on-podcast-network-grows-audience-and-expands-video-offerings/
[11] https://www.verifythis.com/

CAPITAL ALLOCATION

TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction.

In December 2020, TEGNA’s Board authorized a new share repurchase program for up to $300 million of TEGNA’s common stock over the next three years. From 2019 through 2021, no shares were repurchased.

As a result of the announcement of the definitive agreement on February 22, 2022 under which TEGNA will be acquired by an affiliate of Standard General, we have suspended share repurchases under this program.

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Action of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results of company actions to differ materially from what is expressed or implied by these statements, including risks related to the recently announced transaction between TEGNA and affiliates of Standard General L.P., such as (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction and the related transactions involving the parties that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of TEGNA’s stockholders), and the related transactions involving the parties, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of TEGNA’s common stock, (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with TEGNA’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties, (6) risks related to disruption of management’s attention from TEGNA’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, and (9) risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire service, Internet service providers or other media.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. The Company will mail to its stockholders a definitive proxy statement in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the proxy statement and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at http://tegna.com.

PARTICIPANTS IN THE SOLICITATION
The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 26, 2021 and in subsequently filed Current Reports on Form 8-K, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from the Company using the contact information above.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Dec. 31,
	2021	2020	% Increase (Decrease)

Revenues	$774,647	$937,575	(17.4)

Operating expenses:
Cost of revenues	407,198	399,367	2.0
Business units - Selling, general and administrative expenses	109,746	97,682	12.4
Corporate - General and administrative expenses	16,183	12,006	34.8
Depreciation	16,315	17,183	(5.1)
Amortization of intangible assets	15,704	17,113	(8.2)
Spectrum repacking reimbursements and other, net	87	578	(84.9)
Total	565,233	543,929	3.9
Operating income	209,414	393,646	(46.8)

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(3,997)	1,990	***
Interest expense	(46,079)	(49,561)	(7.0)
Other non-operating items, net	2,485	(16,759)	***
Total	(47,591)	(64,330)	(26.0)

Income before income taxes	161,823	329,316	(50.9)
Provision for income taxes	32,011	84,594	(62.2)
Net income	129,812	244,722	(47.0)
Net income attributable to redeemable noncontrolling interest	(381)	(418)	(8.9)
Net income attributable to TEGNA Inc.	$129,431	$244,304	(47.0)

Earnings per share:
Basic	$0.58	$1.11	(47.7)
Diluted	$0.58	$1.11	(47.7)

Weighted average number of common shares outstanding:
Basic shares	222,068	219,932	1.0
Diluted shares	223,362	220,659	1.2

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Year ended Dec. 31,
	2021	2020	% Increase (Decrease)

Revenues	$2,991,093	$2,937,780	1.8

Operating expenses:
Cost of revenues	1,598,759	1,503,287	6.4
Business units - Selling, general and administrative expenses	396,446	365,601	8.4
Corporate - General and administrative expenses	68,127	73,295	(7.1)
Depreciation	64,841	66,880	(3.0)
Amortization of intangible assets	63,011	67,690	(6.9)
Spectrum repacking reimbursements and other, net	(2,307)	(9,955)	(76.8)
Total	2,188,877	2,066,798	5.9
Operating income	802,216	870,982	(7.9)

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(9,713)	10,397	***
Interest expense	(185,650)	(210,294)	(11.7)
Other non-operating items, net	6,825	(34,029)	***
Total	(188,538)	(233,926)	(19.4)

Income before income taxes	613,678	637,056	(3.7)
Provision for income taxes	135,481	154,293	(12.2)
Net income	478,197	482,763	(0.9)
Net (income) loss attributable to redeemable noncontrolling interest	(1,242)	15	***
Net income attributable to TEGNA Inc.	$476,955	$482,778	(1.2)

Earnings per share:
Basic	$2.15	$2.20	(2.3)
Diluted	$2.14	$2.19	(2.3)

Weighted average number of common shares outstanding:
Basic shares	221,504	219,232	1.0
Diluted shares	222,471	219,733	1.2

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, gains related to business we account for under the equity method, M&A-related costs, advisory fees related to activism defense, workforce restructuring expense and certain non-operating items such as expenses related to the early extinguishment of debt and a valuation gain from an investment. In addition, we have excluded certain income tax special items associated with deferred tax benefits related to state tax planning strategies, and a partial capital loss valuation allowance release.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity (loss) income in unconsolidated investments, net, (5) other non-operating items, net, (6) workforce restructuring expense, (7) M&A-related costs, (8) advisory fees related to activism defense, (9) spectrum repacking reimbursements and other, net, (10) depreciation and (11) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Dec. 31, 2021	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$16,183	$(3,738)	$—	$—	$—	$12,445
Spectrum repacking reimbursements and other, net	87	—	(87)	—	—	—
Operating expenses	565,233	(3,738)	(87)	—	—	561,408
Operating income	209,414	3,738	87	—	—	213,239
Other non-operating items, net	2,485	—	—	2,448	—	4,933
Income before income taxes	161,823	3,738	87	2,448	—	168,096
Provision for income taxes	32,011	60	21	629	6,994	39,715
Net income attributable to TEGNA Inc.	129,431	3,678	66	1,819	(6,994)	128,000
Earnings per share- diluted (a)	$0.58	$0.02	$—	$0.01	$(0.03)	$0.57

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended Dec. 31, 2020	GAAP measure	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Non-GAAP measure

Corporate - General and administrative expenses	$12,006	$—	$—	$—	$12,006
Spectrum repacking reimbursements and other, net	578	(578)	—	—	—
Operating expenses	543,929	(578)	—	—	543,351
Operating income	393,646	578	—	—	394,224
Equity income (loss) in unconsolidated investments, net	1,990	—	(4,021)	—	(2,031)
Other non-operating items, net	(16,759)	—	—	16,575	(184)
Total non-operating expenses	(64,330)	—	(4,021)	16,575	(51,776)
Income before income taxes	329,316	578	(4,021)	16,575	342,448
Provision for income taxes	84,594	120	(1,033)	1,894	85,575
Net income attributable to TEGNA Inc.	244,304	458	(2,988)	14,681	256,455
Earnings per share- diluted (a)	$1.11	$—	$(0.01)	$0.07	$1.16

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Year ended Dec. 31, 2021	GAAP measure	Advisory fees related to activism defense	M&A-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$68,127	$(16,611)	$(3,738)	$—	$—	$—	$47,778
Spectrum repacking reimbursements and other, net	(2,307)	—	—	2,307	—	—	—
Operating expenses	2,188,877	(16,611)	(3,738)	2,307	—	—	2,170,835
Operating income	802,216	16,611	3,738	(2,307)	—	—	820,258
Equity income (loss) in unconsolidated investments, net	(9,713)	—	—	—	—	—	(9,713)
Other non-operating items, net	6,825	—	—	—	507	—	7,332
Total non-operating expenses	(188,538)	—	—	—	507	—	(188,031)
Income before income taxes	613,678	16,611	3,738	(2,307)	507	—	632,227
Provision for income taxes	135,481	4,291	60	(605)	127	14,138	153,492
Net income attributable to TEGNA Inc.	476,955	12,320	3,678	(1,702)	380	(14,138)	477,493
Earnings per share-diluted	$2.14	$0.06	$0.02	$(0.01)	$—	$(0.06)	$2.15

		Special Items
Year ended Dec. 31, 2020	GAAP measure	Workforce restructuring expense	M&A-related costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Special tax items	Non-GAAP measure

Cost of revenues	$1,503,287	$(595)	$—	$—	$—	$—	$—	$—	$1,502,692
Business units - Selling, general and administrative expenses	365,601	(372)	—	—	—	—	—	—	365,229
Corporate - General and administrative expenses	73,295	(54)	(4,588)	(23,087)	—	—	—	—	45,566
Spectrum repacking reimbursements and other, net	(9,955)	—	—	—	9,955	—	—	—	—
Operating expenses	2,066,798	(1,021)	(4,588)	(23,087)	9,955	—	—	—	2,048,057
Operating income	870,982	1,021	4,588	23,087	(9,955)	—	—	—	889,723
Equity income (loss) in unconsolidated investments, net	10,397	—	—	—	—	(22,606)	—	—	(12,209)
Other non-operating items, net	(34,029)	—	—	—	—	—	38,319	—	4,290
Total non-operating expenses	(233,926)	—	—	—	—	(22,606)	38,319	—	(218,213)
Income before income taxes	637,056	1,021	4,588	23,087	(9,955)	(22,606)	38,319	—	671,510
Provision for income taxes	154,293	256	1,151	5,801	(2,646)	(5,703)	7,357	3,944	164,453
Net income attributable to TEGNA Inc.	482,778	765	3,437	17,286	(7,309)	(16,903)	30,962	(3,944)	507,072
Earnings per share-diluted	$2.19	$—	$0.02	$0.08	$(0.03)	$(0.08)	$0.14	$(0.02)	$2.30

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2021	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$129,431	$244,304	$83,955
Plus: Net income attributable to redeemable noncontrolling interest	381	418	—
Plus: Provision for income taxes	32,011	84,594	36,690
Plus: Interest expense	46,079	49,561	60,304
Plus (Less): Equity loss (income) in unconsolidated investments, net	3,997	(1,990)	773
(Less) Plus: Other non-operating items, net	(2,485)	16,759	(4,998)
Operating income (GAAP basis)	209,414	393,646	176,724
Plus: Workforce restructuring expense	—	—	4,912
Plus: M&A-related costs	3,738	—	—
Plus: Acquisition-related costs	—	—	1,664
Plus: Advisory fees related to activism defense	—	—	6,080
Plus: Spectrum repacking reimbursements and other, net	87	578	6,064
Adjusted operating income (non-GAAP basis)	213,239	394,224	195,444
Plus: Depreciation	16,315	17,183	15,694
Plus: Amortization of intangible assets	15,704	17,113	17,574
Adjusted EBITDA (non-GAAP basis)	$245,258	$428,520	$228,712
Corporate - General and administrative expense (non-GAAP basis)	12,445	12,006	12,015
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$257,703	$440,526	$240,727

	Year ended Dec. 31,
	2021	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$476,955	$482,778	$286,235
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	1,242	(15)	—
Plus: Provision for income taxes	135,481	154,293	89,422
Plus: Interest expense	185,650	210,294	205,470
Plus (Less): Equity loss (income) in unconsolidated investments, net	9,713	(10,397)	(10,149)
(Less) Plus: Other non-operating items, net	(6,825)	34,029	(11,960)
Operating income (GAAP basis)	802,216	870,982	559,018
Plus: Workforce restructuring expense	—	1,021	6,364
Plus: M&A and acquisition-related costs	3,738	4,588	30,756
Plus: Advisory fees related to activism defense	16,611	23,087	6,080
Less: Spectrum repacking reimbursements and other, net	(2,307)	(9,955)	(5,335)
Adjusted operating income (non-GAAP basis)	820,258	889,723	596,883
Plus: Depreciation	64,841	66,880	60,525
Plus: Amortization of intangible assets	63,011	67,690	50,104
Adjusted EBITDA (non-GAAP basis)	$948,110	$1,024,293	$707,512
Corporate - General and administrative expense (non-GAAP basis)	47,778	45,566	43,085
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$995,888	$1,069,859	$750,597

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Dec. 31,
	2021	2020	% Increase (Decrease)	2019	% Increase (Decrease)

Subscription	$335,943	$313,657	7.1	$286,558	17.2
Advertising and Marketing Services	400,125	351,933	13.7	375,303	6.6
Political	26,554	264,110	(89.9)	24,414	8.8
Other	12,025	7,875	52.7	7,680	56.6
Total revenues	$774,647	$937,575	(17.4)	$693,955	11.6

Adjusted EBITDA	$245,258	$428,520	(42.8)	$228,712	7.2
Adjusted EBITDA Margin	31.7%	45.7%		33.0%

	Year ended Dec. 31,
	2021	2020	% Increase (Decrease)	2019	% Increase (Decrease)

Subscription	$1,466,433	$1,286,611	14.0	$1,005,030	45.9
Advertising and Marketing Services	1,428,082	1,174,774	21.6	1,226,607	16.4
Political	60,573	445,535	(86.4)	38,478	57.4
Other	36,005	30,860	16.7	29,382	22.5
Total revenues	$2,991,093	$2,937,780	1.8	$2,299,497	30.1

Adjusted EBITDA	$948,110	$1,024,293	(7.4)	$707,512	34.0
Adjusted EBITDA Margin	31.7%	34.9%		30.8%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2021	2020	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$129,431	$244,304	(47.0)
Plus: Provision for income taxes	32,011	84,594	(62.2)
Plus: Interest expense	46,079	49,561	(7.0)
Plus: M&A-related costs	3,738	—	***
Plus: Depreciation	16,315	17,183	(5.1)
Plus: Amortization	15,704	17,113	(8.2)
Plus: Stock-based compensation	8,378	7,728	8.4
Plus: Company stock 401(k) contribution	3,567	3,446	3.5
Plus: Syndicated programming amortization	18,016	17,479	3.1
Plus: Cash dividend from equity investments for return on capital	3,144	602	***
(Less) Plus: Cash reimbursements from spectrum repacking	(87)	510	***
Plus (Less): Equity loss (income) in unconsolidated investments, net	3,997	(1,990)	***
Plus: Net income attributable to redeemable noncontrolling interest	381	418	(8.9)
Plus: Reimbursement from company-owned life insurance policies	475	—	***
Plus: Spectrum repacking reimbursements and other, net	87	578	(84.9)
Plus: Other non-operating items, net	(2,485)	16,759	***
Less: Pension contributions	(934)	(941)	(0.7)
Less: Income tax payments	(32,564)	(45,017)	(27.7)
Less: Syndicated programming payments	(18,292)	(21,439)	(14.7)
Less: Interest payments	(13,979)	(26,191)	(46.6)
Less: Purchases of property and equipment	(23,658)	(14,916)	58.6
Free cash flow (non-GAAP basis)	$189,324	$349,781	(45.9)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Dec. 31, 2021

Net income attributable to TEGNA Inc. (GAAP basis)	$959,733
Plus: Provision for income taxes	289,774
Plus: Interest expense	395,944
Plus: M&A-related costs	8,326
Plus: Depreciation	131,721
Plus: Amortization	130,701
Plus: Stock-based compensation	51,821
Plus: Company stock 401(k) contribution	33,611
Plus: Syndicated programming amortization	141,752
Plus: Workforce restructuring expense	1,021
Plus: Advisory fees related to activism defense	39,698
Plus: Cash dividend from equity investments for return on capital	11,806
Plus: Cash reimbursements from spectrum repacking	18,122
Plus: Other non-operating items, net	27,204
Plus: Net income attributable to redeemable noncontrolling interest	1,227
Plus: Reimbursement from Company-owned life insurance policies	1,005
Less: Income tax payments, net of refunds	(264,053)
Less: Equity income in unconsolidated investments, net	(684)
Less: Spectrum repacking reimbursements and other, net	(12,262)
Less: Syndicated programming payments	(147,305)
Less: Pension contributions	(11,470)
Less: Interest payments	(380,569)
Less: Purchases of property and equipment	(108,575)
Free cash flow (non-GAAP basis)	$1,318,548

Revenue	$5,928,873
Free cash flow as a % of revenue	22.2%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended Dec. 31
	2021	2020
Operating expenses (GAAP basis)	$565,233	$543,929
Less: Special items [1,2]	(3,825)	(578)
Operating expenses (non-GAAP basis)	561,408	543,351
Less: Programming expenses	(222,473)	(209,972)
Operating expenses, less programming (non-GAAP basis)	$338,935	$333,379

1 Q4 2021 special items include M&A-related costs and reimbursements from the FCC for required spectrum repacking (see Table 2).

2 Q4 2020 special items include intangible asset impairment charge and reimbursements from the FCC for required spectrum repacking (see Table 2).